Exhibit 99.1

news release

QLT ANNOUNCES SHARE REPURCHASE PROGRAM

For Immediate Release	December 8, 2010
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announced today that its board of directors has approved the repurchase of up to 3,622,495 common shares of QLT, representing 10% of the public float, over the next 12 months on the NASDAQ Stock Market (“NASDAQ”) and the Toronto Stock Exchange (“TSX”), pending required approvals.

“We continue to be confident in our cash flows and enthusiastic about our ocular pipeline and believe that this share repurchase program is in the best interest of our shareholders and is an appropriate use of our funds,” stated Bob Butchofsky, President and Chief Executive Officer.

QLT has filed with the TSX a draft notice of intention to make a normal course issuer bid. The notice provides that QLT may, during the 12 month period commencing on or about December 16, 2010, or such other date as permitted by the TSX and NASDAQ, purchase up to 3,622,495 common shares through the facilities of the NASDAQ and TSX. The purchases will be made by QLT in accordance with TSX Rules and Policies and Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended. The price that QLT will pay for any shares repurchased will be the market price at the time of acquisition. QLT will make no purchases of common shares other than open-market purchases. The actual number of common shares that may be purchased pursuant to the normal course issuer bid and the timing of any such purchases will be determined by QLT in the context of the market at the time, subject to compliance with applicable law. All common shares purchased pursuant to the normal course issuer bid will be cancelled.

Under QLT’s previously approved normal course issuer bid, during the 12 month period commencing November 3, 2009, QLT purchased an aggregate 3,744,972 common shares at an average price of US$5.59, for a total cost of US$20.9 million. Since the Company began repurchasing shares in 2005, an aggregate 43.8 million shares have been repurchased for a total cost of US$231.9 million. All such shares have been cancelled.

In accordance with TSX Rules, “public float” is the Company’s outstanding common shares as at the date of the TSX approval of the normal course issuer bid, less any shares held by the Company’s senior officers and directors and by shareholders that own 10% or more of the common shares as at that date. As of November 30, 2010, there were 51,146,905 common shares of QLT outstanding.

About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 646-378-2953
tswanson@troutgroup.com
Or
New York, USA
Marcy Nanus
Telephone: 646-378-2927
mnanus@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.
Eligard® is a registered trademark of Sanofi-Aventis Corp.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements and information with respect to QLT’s intention to purchase its common shares and statements with respect to QLT’s cash flow, development of its business and its pipeline; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: QLT’s intention to purchase its common shares is subject to regulatory approval of the TSX; the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market factors; the Company’s future operating results are uncertain and likely to fluctuate; the risk that future sales of Visudyne® and/or Eligard® may be less than expected; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of products; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

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